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                                                                     Exhibit 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-69243) pertaining to the EDO Corporation 1996 Long-term Incentive Plan and the EDO Corporation 1980 Stock Option Plan, the Registration Statement (Form S-8 No. 33-01526) pertaining to the EDO Corporation 1996 Long-term Incentive Plan and the EDO Corporation 1985 Stock Option Plan, the Registration Statement (Form S-8 No. 33-28020) pertaining to the EDO Corporation 1983 Long-term Incentive Plan, the EDO Corporation 1988 Long-term Incentive Plan, the EDO Corporation 1988 Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, and the Registration Statement (Form S-8 No. 33-77865) pertaining to the EDO Corporation Compensation Plan for Directors, the EDO Corporation 1997 Non-employee Director Stock Option Plan and the EDO Corporation 1996 Long-term Incentive Plan, of our reports dated February 11, 2003, with respect to the consolidated financial statements and schedule of EDO Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.



New York, New York
March 12, 2003